UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Bank Street, 12th Floor

White Plains, New York 10606

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 286-6800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2011, Fifth Street Finance Corp. (“Fifth Street”) amended the terms of its three-year $100 million secured credit facility with Wells Fargo Bank, N.A. (the “Wells Fargo facility”). The Wells Fargo facility’s interest rate was reduced from LIBOR plus 3.0% per annum, with no LIBOR floor, to LIBOR plus 2.75% per annum, with no LIBOR floor.

The foregoing description of the amendment to the Wells Fargo facility does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3 to the Amended and Restated Loan and Servicing Agreement, filed as Exhibit 10.1 hereto, and Amendment No. 1 to the Purchase and Sale Agreement, filed as Exhibit 10.2 hereto, both of which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to the Amended and Restated Loan and Servicing Agreement among Fifth Street Finance Corp., Fifth Street Funding, LLC, Wells Fargo Securities, LLC and Wells Fargo Bank, N.A., dated as of November 30, 2011.

10.2	Amendment No. 1 to the Purchase and Sale Agreement by and between Fifth Street Finance Corp. and Fifth Street Funding, LLC, dated as of November 30, 2011.

99.1	Press Release dated December 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011	FIFTH STREET FINANCE CORP.

	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President